                                                                                                  Exhibit 12

STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
($ amounts in millions)
Nine Months Ended September 30, 2003 and 2002

                                                                                       2003           2002
                                                                                   -----------    ------------

Income (loss) before income taxes and minority interest                                $(55.7)       $ (132.5)

Less:  Equity in earnings (losses) of affiliates                                          0.8             8.5
       Equity in earnings (losses) of venture capital partnership investments            34.8           (56.9)

Add:   Distributed earnings of affiliates                                                 1.2             2.9
       Distributed earnings of venture capital partnership investments                   21.2            10.2
                                                                                   -----------    ------------

Income (loss) before income taxes, minority interest and equity in undistributed earnings of affiliates and venture capital
  partnership investments                                                              $(68.9)         $(71.0)
                                                                                   ===========    ============

Fixed Charges:
  Interest expense                                                                     $ 29.5          $ 23.1
  Stock purchase contract adjustment payments                                             5.9             0.0
  Rental expense                                                                          1.9             2.1
                                                                                   -----------    ------------
Total fixed charges                                                                    $ 37.3          $ 25.2
                                                                                   ===========    ============

Income (loss) before income taxes, minority interest, equity in undistributed earnings of affiliates and venture capital
  partnership investments and fixed charges                                            $(31.6)         $(45.8)
                                                                                   ===========    ============

Ratio of earnings to fixed charges                                                          -               -
                                                                                   ===========    ============

Additional earnings required to achieve 1:1 ratio coverage                             $ 68.9          $ 71.0
                                                                                   ===========    ============

SUPPLEMENTAL RATIO - ratio of earnings to fixed charges
inclusive of interest credited on policyholder contract balances:

Income (loss) before income taxes, minority interest and equity in undistributed earnings of affiliates and venture capital
  partnership investments                                                              $(68.9)         $(71.0)
                                                                                   ===========    ============

Fixed Charges:
  Total fixed charges, as above                                                        $ 37.3          $ 25.2
  Interest credited on policyholder contract balances                                   156.2           130.9
                                                                                   -----------    ------------
Total fixed charges, inclusive of interest credited on policyholder contract
  balances                                                                             $193.5          $156.1
                                                                                   ===========    ============

Adjusted income before income taxes, minority interest and equity in undistributed earnings of affiliates and venture capital partnership investments plus fixed charges, inclusive of interest credited on policyholder
  contract balances                                                                    $124.6          $ 85.1
                                                                                   ===========    ============

Ratio of earnings to fixed charges including interest
credited on policyholder contract balances                                                0.6             0.5
                                                                                   ===========    ============

Additional earnings required to achieve 1:1 ratio coverage                             $ 68.9          $ 71.0
                                                                                   ===========    ============